                                                                   Exhibit 3.9.1



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 OPTI-RAY, INC.
                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

                                    * * * * *

         WE, THE UNDERSIGNED, Gerald F. Cerce and Duane M. DeSisto , being respectively the President and Assistant Secretary hereby certify:

         1.       The name of the corporation is Opti-Ray, Inc.

         2. The certificate of incorporation was filed by the department of state on the 21st of November, 1964.

         3. The text of the certificate of incorporation is hereby restated without amendment or changes to read as herein set forth in full:


         WE, THE UNDERSIGNED, all being of full age, at least two thirds in number being citizens of the United States, and at least one being a resident of the State of New York, and at least one of the persons named as a director being a citizen of the United Sates and a resident of the State of New York, for the purpose of forming a Stock Corporation pursuant to article two of the Stock Corporation Law, do hereby make, subscribe, acknowledge and file this certificate as follows:

         FIRST:   The name of the proposed corporation shall be OPTI-RAY, INC.

         SECOND:  The purposes for which it is to be formed are the following:

                  a. To purchase, sell, lease, manufacture, deal in and deal with every kind of goods, wares and merchandise, and every kind of personal property, whether made of wood, metal, glass, plastics or other material or any combination thereof, including patents and patent rights, chattels, easements, privileges and franchises which may lawfully be purchased, sold, produced or dealt in by corporations under the Statutes of the State of New York. (Article II of the Stock Corporation Law.)

                  b. To take, buy, exchange, lease or otherwise acquire real estate and any interest or right therein, and to hold, own, operate, control, maintain, manage and develop the same and to construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful, incidental or advantageous for the purpose of this corporation.

                  c. To sell, assign and transfer, convey, lease, or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property, of the corporation wherever situated, and any and all legal and equitable interests therein.

                  d. To apply for, purchase, acquire, hold and dispose of the stocks, bonds and other evidences of the indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor its stocks, bonds or other obligations, and to exercise in respect thereof all the rights, powers and privileges of individual owners, including the right to vote thereon; and to aid in any manner permitted by law any corporation of which any bonds or other securities or evidences of indebtedness or stocks are held by this corporation, and do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds or other securities or evidence of indebtedness or stock.

                  e. To do any or all of the foregoing in all parts of the world and wither as principal or agent; to do everything necessary, suitable or proper for the accomplishments of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part thereof.

                  f. This corporation shall have the power to conduct its business in all branches in the State of New York or any other State of the United States and in all foreign countries and generally to do all acts and things and to exercise all the powers, now or hereafter authorized by law, necessary to carry on the business of this corporation or to promote any of the objects for which this corporation is formed.

                  g. To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge, or in any manner dispose of any and all inventions, improvements and processes, labels, designs, brands, or other rights, trademarks, copyrights, and patents, and to work, operate, or develop the same and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

                  h. The foregoing and following clauses shall be construed as objects and powers in furtherance and not in limitation or the general powers conferred by the laws of the State of New York; and it is hereby expressly provided that the foregoing and following enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, and that this corporation may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes of objects hereinabove enumerated either alone or in association with other corporations, firms, or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

                  i. Nothing in this certificate contained, however, shall authorize the corporation to carry on any business or exercise any powers in any state or country which a similar corporation organized under the laws of such state of country could not carry on or exercise, or to engage within or without the State of New York in the business of a lighting or a transportation corporation or in the common carrier business, or to issue bills, notes or other evidence of debt for circulation as money.

                  j. To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, or otherwise, and either alone or in company with others.

                  k. To purchase, insofar as the same may be done without impairing the capital of the corporation, except as otherwise permitted by law, and to hold, pledge and reissue shares of its own capital stock; but such stock, so acquired and held, shall not be entitled to vote nor to receive dividends.

                  l. To acquire the goodwill, rights and property, and the whole or any part of the assets, tangible or intangible, and to undertake or in any way assume the liabilities of any person, firm, association, or corporation engaged in any business which this corporation may carry on to pay for the said goodwill, rights, property, and assets in cash, the stock of this company, bonds or otherwise, or by undertaking the whole or any part of the liabilities of the transferor; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the conduct of management of such business.

                  m. To make, manufacture, fabricate, purchase, sell, trade in, export and import all types of general wares, goods, plastics, glass, merchandise and personal property.

                  n. To borrow money for its corporate purposes and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time for the purchase of property of for any purpose in or about the business of the corporation, and if deemed proper to secure the payment of any such obligations by mortgage, pledge, deed of trust or otherwise.

         THIRD:   The aggregate number of shares which the corporation shall have authority to issue is 10,000 preferred shares at a par value of $.01 per share and 200 common shares at no par values per share. The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

         FOURTH: A statement of the preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or the holder thereof is as follows:

         (a)      DIVIDENDS

                  The holders of preferred shares shall be entitled to receive out of any funds of this corporation at the time legally available for the declaration of dividends, dividends at the rate of 6% per annum of the par value thereof, and no more, payable in cash annually, but only if, as and when declared by the Board of Directors. No dividends shall be paid on common stock in any one year unless such proffered dividend has been declared and paid simultaneously, but said preferred dividend shall be non-cumulative.

         (b)      REDEMPTION

                  This corporation, at the option of the Board of directors, may redeem in whole or from time to time any part of the preferred shares as follows: Any time hereafter, the preferred shares may be redeemed in whole or in part at par value, such sum being hereinafter sometimes referred to as the redemption price. In case of the redemption of only a part of the preferred shares, the Board of Directors shall effect such redemption pro rata. Such redemption price may, at the option of the Board of Directors, be paid in cash or in equal installments for a five-year period represented by notes of the corporation payable at the end of each succeeding year at 6% per annum.

         (c)      NOTICE OF REDEMPTION

                  At least thirty days previous notice by mail, postage prepaid, shall be given to the holders of record of the preferred shares to be redeemed, such notice to be addressed to each such shareholder at his or her post office address as shown by the records of the corporation. On or after the date fixed for redemption and stated in such notice, each holder of preferred shares called for redemption shall surrender his or her certification evidencing such shares to this corporation and shall thereupon be entitled to receive payment of the redemption price, or notes, as the case may be. In case less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. The notices called for by this paragraph (c) may be waived by each shareholder whose preferred shares are to be redeemed.

                  If such notice or subsequent notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore on notes tendered, then notwithstanding that the certificates evidencing any preferred shares so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after the date fixed for redemption cease and terminate and the said shares deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to payment of the redemption price of the shares without interest or delivery of the proceeds to the holder of the certificates therefor. Any moneys deposited by this corporation pursuant to this paragraph (c) and unclaimed at the end of six years from the date fixed for redemption shall be repaid to this corporation and any notes remaining shall be canceled.

         (d)      LIQUIDATION

                  In the event of voluntary liquidation, dissolution or winding up of this corporation, the holders of preferred shares shall be entitled to receive out of the assets of this corporation, whether such assets are capital or surplus of any nature, an amount equal to one hundred percent of the par value of such preferred shares, before any payment shall be made or any assets distributed to the holders of common shares.

                  In the even of an involuntary liquidation, dissolution or winding up of this corporation the holders of the preferred shares shall be entitle to receive, out of the assets of this corporation, whether such assets are capital or surplus or any nature, an amount equal to one hundred percent of the par value of such preferred shares, before any payment shall be made or any assets distributed to the holders of common shares.

         (e)      COMMON STOCK

                  The holders of common shares issued and outstanding, except where otherwise provided by law or by this Certificate of Incorporation, shall have an possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers, and holders of the preferred shares shall not be entitled to any notice of the shareholders' meetings or to vote upon the election of directors or upon any question affecting the management or affairs of this corporation, except where such notice or vote is required by law of by this Certificate of Incorporation.

         FIFTH:   The Secretary of State is designated as agent of the
corporation upon whom process against it may be served. The post office address within the State of New York to which the Secretary of Sate shall mail a copy of any process against the corporation served upon him is c/o The Prentice-Hall Corporation System, Inc., 500 Central Avenue, Albany, New York 12206-2290. The name and the address of the registered agent of the corporation are The Prentice-Hall Corporation System, Inc., 500 Central Avenue, Albany, New York 12206-2290. Said registered agent is to be the agent upon which process against the corporation may be served.

         SIXTH:   The office of the Corporation is to be located in the Borough of Manhattan, County, City and State of New York.

         SEVENTH: The duration of the Corporation shall be perpetual.

         EIGHTH: Any and every person made a party to any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that, he, his testator or intestate, is or was a director or officer of this corporation or of any corporation which he served as such, at the request of this corporation, will be indemnified by the corporation to the full extent permitted by law, against any and all reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer or director has breached his duty to the corporation, and that any and every person made a party to any action, suit or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator, or intestate, was a director or officer of the corporation, or served such other corporation in any capacity, will be indemnified by the corporation to the full extent permitted by law, against judgments, fines, amounts paid in settlement, and reasonable expenses.

         4. This restatement of the certificate of incorporation was authorized by the unanimous written consent of the Board of Directors and the Stockholders of the Corporation on August 4, 1998.


         IN WITNESS WHEREOF, we have signed this certificate on the 4th of August, 1998, and we affirm the statements contained therein as true under penalties of perjury.



                                       /s/ Gerald F. Cerce
                                      --------------------------
                                      Gerald F. Cerce, President


                                       /s/ Duane M. DeSisto
                                      -------------------------------------
                                      Duane M. DeSisto, Assistant Secretary